(FIDELITY NATIONAL FINANCIAL LOGO)
                                                                    EXHIBIT 99.2

                                                                   PRESS RELEASE
(FNIS LOGO)




     FIDELITY NATIONAL FINANCIAL AND FNIS ANNOUNCE TERMS OF MERGER AGREEMENT

      JACKSONVILLE, Fla. and SANTA BARBARA, Calif. -- (July 11, 2003) -- Fidelity National Financial, Inc. (NYSE: FNF), a Fortune 500 provider of products, services and solutions to the real estate and financial services industries and Fidelity National Information Solutions, Inc. (NASDAQ: FNIS) today announced terms of the merger agreement whereby FNF will acquire all of the outstanding stock of FNIS that it does not currently own. FNF currently owns approximately 66 percent of the outstanding stock of FNIS.

      Under the terms of the merger agreement, each share of FNIS common stock will be exchanged for a share exchange ratio of 0.830 shares of FNF common stock. Based on the closing price of $31.54 for FNF's common stock on Thursday, July 10, 2003, the implied per share consideration is $26.18 per share of FNIS common stock. The merger agreement provides for a $29 cap on the implied per share consideration for each share of FNIS common stock. Also, if the implied per share consideration for each share of FNIS common stock falls below a floor of $19, FNF has the right to adjust the share exchange ratio to maintain an implied $19 per share consideration for each share of FNIS common stock. If FNF does not exercise this right, FNIS has the right to not proceed with the closing of the merger. The transaction is expected to qualify as a tax-free reorganization under the internal revenue code.

      The merger agreement was approved by the Board of Directors of FNIS, following the recommendation of a Special Committee of the FNIS Board of Directors, and by the Board of Directors of FNF, following the recommendation of a Special Committee of the FNF Board of Directors. Both the FNF and FNIS Special Committees of the Board of Directors received fairness opinions from their respective investment banking financial advisors.

      The merger is subject to FNIS stockholder approval. FNF is the majority stockholder of FNIS, owning approximately 66 percent of the outstanding stock of FNIS, and FNF has agreed that it will vote in favor of the merger. FNF stockholder approval is required to amend the FNF Restated Certificate of Incorporation to increase the authorized shares of common stock from 150,000,000 to 250,000,000 to allow for the issuance of new shares of FNF common stock to holders of FNIS common stock in the merger.

      Because the merger of FNIS and FNF will require the exchange of outstanding stock options between entities under common control, the combined companies will be required to record a compensation expense equal to the difference between the aggregate exercise prices and intrinsic value of vested FNIS stock options on the date the merger closes.

      To reduce the stock options outstanding at the date of merger, certain affiliated parties of FNIS are expected to volunteer to exercise 50 percent of their FNIS stock options at their original strike prices and then sell the underlying FNIS shares to unaffiliated third parties pursuant to Rule 144 or in private placements. FNIS and FNF have agreed in the merger agreement to use their efforts to bring about the option exercises and sales. As a result of these stock option exercises, those FNIS affiliated parties will forfeit any future increase in value in those stock options related to the potential appreciation of FNF's common stock, while incurring current income tax expense that otherwise would have been deferred.

      The merger is also subject to the receipt of any required governmental and regulatory approvals. The companies expect the merger to close late in the third quarter or early in the fourth quarter of 2003.

      Fidelity National Financial, Inc., number 326 on the Fortune 500, is a provider of products, services and solutions to the real estate and financial services industries. The Company had total revenue of $5.1 billion and earned more than $530 million in 2002, with cash flow from operations of nearly $815 million. FNF is the nation's largest title insurance company and also performs other real estate-related services such as escrow, default management, mortgage loan fulfillment, exchange intermediary services and homeowners, flood and home warranty insurance. FNF is also one of the world's largest providers of information-based technology solutions and processing services to the mortgage and financial services industries through its subsidiary Fidelity Information Services, which has clients in more than 50 countries. It processes nearly 50 percent of all U. S. residential mortgages, with balances exceeding $2 trillion and has processing and technology relationships with 48 of the top 50 U. S. banks who rely on Fidelity Information Services' processing and outsourcing products and services. More than 34 percent of the total dollar volume of all outstanding consumer loans in the country, including mortgages, is processed on Fidelity Information Services software applications. Fidelity National Information Solutions (NASDAQ: FNIS), a majority-owned, publicly traded subsidiary of FNF, provides data and valuations, technology solutions and services for the real estate and mortgage industries. More information about the FNF family of companies can be found at www.fnf.com, www.fidelityinfoservices.com, and www.fnis.com.

      FNF plans to file a registration statement on SEC Form S-4 that would include its prospectus and FNIS' proxy statement to be sent to the FNIS stockholders. FNF also plans to file a proxy statement to be sent to the FNF stockholders. Both of these documents will contain important information about the proposed transaction. Investors and stockholders are advised to read both the registration statement on SEC Form S-4, including the proxy statement/prospectus and FNF's proxy statement, regarding the potential transaction when they become available. After the registration statement and proxy statements are filed with the SEC, they will be available free of charge on the SEC website at www.sec.gov. Stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from FNF and FNIS.

      FNF and FNIS and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies or consents from stockholders in connection with the proposed transaction. Information about the directors and executive officers of FNF and FNIS and their respective ownership of FNF and/or FNIS stock and information about other persons who may also be deemed to be participants in FNF's and FNIS' solicitation will be included in the registration statement and proxy statement.

      This press release contains statements related to future events and expectations and, as such, constitutes forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be different from those expressed or implied above. The Company expressly disclaims any duty to update or revise forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the failure of the parties to negotiate a definitive agreement and the failure of the conditions to closing thereafter, the effect of governmental regulations, the economy, competition and other risks detailed from time to time in the "Management's Discussion and Analysis" section of the Company's Form 10-K and other reports and filings with the Securities and Exchange Commission.

SOURCES: Fidelity National Financial, Inc. and Fidelity National Information Solutions, Inc. CONTACTS: FNF - Daniel Kennedy Murphy, Senior Vice President, Finance and Investor Relations, 805-696-7218, dkmurphy@fnf.com; FNIS - Neil A. Johnson, Executive Vice President and Chief Financial Officer, 805-696-7351, njohnson@fnis.com